UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 8, 2008
Bentley Pharmaceuticals, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10581 (Commission File No.)	59-1513162 (I.R.S. Employer Identification Number)

Bentley Park 2 Holland Way Exeter, New Hampshire (Address of principal executive office)	03833 (Zip Code)
Registrant’s telephone number, including area code (603) 658-6100
No change since last report
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     In connection with the anticipated merger with Teva Pharmaceutical Industries Ltd. (“Teva”), the Company has notified the New York Stock Exchange (“NYSE”) of its intent to withdraw the listing of its common stock, par value $0.02 per share, (the “Common Stock”) on the NYSE. After the merger is completed, the Company will request that the NYSE file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “Commission”) with respect to the Common Stock. In addition, the Company will file with the Commission a certification and notice of termination on Form 15 with respect to the Common Stock, requesting that the Common Stock (and the associated Series A Junior Participating Preferred Stock purchase rights) be deregistered under Section 12(b) of the Exchange Act of 1934, as amended (the “Exchange Act”) and that the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act be suspended.
     On July 8, 2008 the Company issued a press release announcing its notification to the NYSE of its intention to delist its common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
     Exhibits

99.1	Press release, dated July 8, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENTLEY PHARMACEUTICALS, INC.
By:	/s/ Richard P. Lindsay
Richard P. Lindsay
Vice President and Chief Financial Officer

Date: July 8, 2008

BENTLEY PHARMACEUTICALS, INC
CURRENT REPORT ON FORM 8-K
Report Dated July 8, 2008
EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 8, 2008.